EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement of Provident Bankshares Corporation on Form S-8 of our report dated January 15, 1997 on our audits of the consolidated financial statements of Provident Bankshares Corporation as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, which report is included in Provident Bankshares Corporation's Annual Report on Form 10-K for the year ended December 31, 1996; and, our report dated June 27, 1997 on our audits of the Employees' Retirement Savings Plan of Provident Bank of Maryland as of December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995, which report is included in the Employees' Retirement Savings Plan of Provident Bank of Maryland Annual Report on Form 11-K for the year ended December 31, 1996.



                                                   /s/  COOPERS & LYBRAND L.L.P.


Baltimore, Maryland
February 2, 1998